                                                                   EXHIBIT T3E.8

                  FORM OF NOTICE TO HOLDERS OF CLASS 3A CLAIMS

                          NOTICE OF EXERCISE OF RIGHTS
                 TO PURCHASE A PORTION OF THE NEW COMMON STOCK
                        PURSUANT TO THE RIGHTS OFFERING
                             BEING MADE PURSUANT TO
                   THE SECOND AMENDED PLAN OF REORGANIZATION
                                       OF
                           PARAGON TRADE BRANDS, INC.
             UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE



===============================================================================
   THE OPPORTUNITY TO PURCHASE A PORTION OF THE NEW COMMON STOCK PURSUANT TO
    THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., ATLANTA, GEORGIA TIME, ON
       JANUARY 7, 2000, THE VOTING DEADLINE OF THE SECOND AMENDED PLAN OF
                                REORGANIZATION.
===============================================================================




                       The Voting Agent for the Plan is:

                           BANKRUPTCY SERVICES L.L.C.




                    By Mail:                    By Hand or Overnight Courier:


           BANKRUPTCY SERVICES L.L.C.            BANKRUPTCY SERVICES L.L.C.
                 P.O. Box 5159                       70 East 55th Street
                  FDR Station                            Sixth Floor
         New York, New York 10150-5159            New York, New York 10022






                  IN ORDER FOR RIGHTS TO BE VALIDLY EXERCISED, A PROPERLY COMPLETED AND DULY EXECUTED ORIGINAL OF THIS NOTICE OF EXERCISE OF RIGHTS (OR A PROPERLY COMPLETED AND DULY EXECUTED PHOTOCOPY HEREOF) MUST BE RECEIVED BY THE VOTING AGENT AT ONE OF THE ADDRESSES SET FORTH ABOVE PRIOR TO 5:00 P.M., ATLANTA, GEORGIA TIME, ON JANUARY 7, 2000, THE LAST DAY FOR VOTING TO ACCEPT OR REJECT THE DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION (THE "VOTING DEADLINE"). THE PLAN HAS BEEN PROPOSED JOINTLY BY THE DEBTOR AND ITS OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE "CREDITORS' COMMITTEE"). THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF EXERCISE (THE "INSTRUCTIONS") SHOULD BE READ CAREFULLY AND FOLLOWED PRECISELY. QUESTIONS AND REQUESTS FOR ASSISTANCE SHOULD BE DIRECTED TO DEBTOR'S COUNSEL AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH IN THE INSTRUCTIONS.



                  THE TERMS AND CONDITIONS OF THE RIGHTS ARE SET FORTH IN THE PLAN AND DISCLOSURE STATEMENT AND ARE INCORPORATED HEREIN BY REFERENCE. THE DISCLOSURE STATEMENT ALSO CONTAINS IMPORTANT INFORMATION REGARDING THE NEW COMMON STOCK, INCLUDING CERTAIN MATERIAL RISKS THAT ARE INHERENT IN AN INVESTMENT IN SUCH SECURITIES. ALL HOLDERS OF ALLOWED CLASS 3A CLAIMS (AS DEFINED BELOW) ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THE CONTENTS OF THE PLAN AND THE DISCLOSURE STATEMENT BEFORE DECIDING WHETHER TO EXERCISE OR REFRAIN FROM EXERCISING RIGHTS. COPIES OF THE

DISCLOSURE STATEMENT, INCLUDING A COPY OF THE PLAN, ARE BEING MAILED TO THE HOLDERS OF ALLOWED CLASS 3A CLAIMS CONCURRENTLY HEREWITH, AND ADDITIONAL COPIES OF SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE DEBTOR'S COUNSEL AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH IN THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF EXERCISE. NEITHER THE DEBTOR NOR THE CREDITORS' COMMITTEE MAKES ANY RECOMMENDATION TO HOLDERS OF ALLOWED CLASS 3A CLAIMS REGARDING THEIR DECISION TO EXERCISE OR REFRAIN FROM EXERCISING RIGHTS.

         The name(s) and address of the Eligible Holder(s) (as defined below) should be printed below (if it is not already printed below), together with the name and address of any Permitted Transferee (as described below).





===========================================================================================================
    Name(s) and Address of the Eligible Holder(s) and its Permitted         Aggregate Allowed Class 3A
    Transferee (if any). Please identify any Permitted Transferee by        Claims Held as of Record on
            indicating same next to the name of such entity.                      November 1, 1999
-----------------------------------------------------------------------------------------------------------

















===========================================================================================================

TO HOLDERS OF ALLOWED CLASS 3A CLAIMS
 AS OF NOVEMBER 1, 1999:

                  On November 18, 1999, the United States Bankruptcy Court for the Northern District of Georgia, in the chapter 11 reorganization case filed by Paragon Trade Brands, Inc., (the "Debtor"), issued an order approving the Debtor's Disclosure Statement, dated November 15, 1999 (the "Disclosure Statement") with respect to the Debtor's Second Amended Plan of Reorganization, dated November 15, 1999 (the "Plan"), jointly proposed by the Debtor and the Creditors' Committee (together, the "Proponents"). Copies of the Disclosure Statement, including a copy of the Plan, are being mailed to the holders of Allowed Class 3A Claims concurrently herewith. All capitalized terms not otherwise defined herein have the respective meanings ascribed thereto in the Plan.

                  AS DESCRIBED IN THE DISCLOSURE STATEMENT, THE PLAN PROVIDES THAT EACH PERSON (EACH AN "ELIGIBLE HOLDER") WHO HOLDS A CLASS 3A CLAIM THAT HAS BEEN ALLOWED FOR PURPOSES OF VOTING ON THE PLAN (AN "ALLOWED CLASS 3A CLAIM") AS OF THE CLOSE OF BUSINESS ON NOVEMBER 1, 1999 (THE "RECORD DATE") MAY SUBSCRIBE TO PURCHASE UP TO AN AMOUNT EQUAL TO ITS PRO RATA SHARE (AS DEFINED BELOW) OF ALL RIGHTS (SUBJECT TO THE EXERCISE LIMITATION DESCRIBED BELOW). As used herein, "Pro Rata Share" means a fraction, the numerator of which is the Eligible Holder's Allowed Class 3A Claims, and the denominator of which is all Allowed Class 3A Claims.

                  The Rights shall consist of the right to purchase up to 35% of the issued and outstanding shares of New Common Stock (as of the Effective
Date). Each Right shall represent the right to purchase one share of New Common Stock for a purchase price equal to $10.00 per share (the "Rights Exercise Price"). In the aggregate, 4,161,850 shares of New Common Stock will be available for subscription in connection with the Wellspring Rights Offering.

                  The Rights will not be evidenced by certificates, but will be transferable in accordance with the procedures set forth in the Plan and below; provided, however, that no Person may acquire Rights by transfer such that as of the Effective Date (after giving effect to the exercise of all Rights properly subscribed to and acquired by transfer) such Person would hold greater than ten percent (10%) of the New Common Stock issued and outstanding as of the Effective Date (the "Exercise Limitation").


                  The Rights will be exercisable at any time during the period commencing with the Debtor's mailing of the Disclosure Statement and concluding at 5:00 p.m., Atlanta, Georgia time, on the Voting Deadline.
The Voting Deadline has been set for January 7, 2000.

                  IN ORDER FOR AN EXERCISE OF RIGHTS TO BE VALID AND EFFECTIVE, AN ELIGIBLE HOLDER OR ITS PERMITTED TRANSFEREE (AS DEFINED BELOW) MUST DELIVER TO THE VOTING AGENT AT ONE OF THE ADDRESSES SET FORTH ABOVE (A) A PROPERLY COMPLETED AND DULY EXECUTED EXERCISE NOTICE (INCLUDING THE ELECTING HOLDER'S OR ITS PERMITTED TRANSFEREE'S TAX IDENTIFICATION NUMBER) AND (B) WITH RESPECT TO PERMITTED TRANSFEREES'S ONLY, THE TRANSFER DOCUMENTS (AS DEFINED BELOW). IN ADDITION, ALL ELIGIBLE HOLDERS (OTHER THAN ELIGIBLE HOLDERS WHOSE ALLOWED CLASS 3A CLAIMS ALSO CONSTITUTE ALLOWED CLASS 3A CLAIMS FOR DISTRIBUTION PURPOSES UNDER THE PLAN AS OF THE RECORD DATE OR SUCH LATER DATE AGREED TO BY THE PROPONENTS PRIOR TO THE VOTING DEADLINE (EACH AN "ALLOWED HOLDER")) AND ALL PERMITTED TRANSFEREES MUST EITHER (X) DELIVER A CERTIFIED CHECK TO THE VOTING AGENT AT ONE OF THE ADDRESSES SPECIFIED ABOVE OR (Y) CAUSE A WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO BE MADE TO THE DEBTOR'S ACCOUNT SPECIFIED IN THE INSTRUCTIONS, IN EACH CASE, IN AN AMOUNT EQUAL TO (X) 10% TIMES (Y) THE RIGHTS EXERCISE PRICE TIMES THE NUMBER OF THE RIGHTS SUBSCRIBED TO BY SUCH PERSON (THE "DEPOSIT"). ONLY ALLOWED HOLDERS WILL NOT BE REQUIRED TO DELIVER THE DEPOSIT AS DESCRIBED IN THE PRECEDING SENTENCE. THE EXERCISE NOTICE, THE TRANSFER DOCUMENTS (IF ANY) AND THE DEPOSIT (IF APPLICABLE) MUST BE RECEIVED AT THE SPECIFIED ADDRESS OR ACCOUNT BY NO LATER THAN 5:00 P.M., ATLANTA, GEORGIA TIME, ON THE VOTING DEADLINE FOR AN EXERCISE OF RIGHTS TO BE VALID AND EFFECTIVE. AFTER ITS RECEIPT OF THE FOREGOING, THE PROPONENTS IN THEIR REASONABLE DISCRETION IN ACCORDANCE WITH

THE PROCEDURES SET FORTH HEREIN AND IN THE PLAN SHALL DETERMINE WHICH PERSONS ARE ENTITLED TO PARTICIPATE IN THE WELLSPRING RIGHTS OFFERING AND HOW MANY RIGHTS EACH SUCH PERSON IS ENTITLED TO RECEIVE (COLLECTIVELY, THE "SUBSCRIBED RIGHTS").

                  As soon as practicable following the Voting Deadline, the Debtor shall give written notice to each Person whose Notice of Exercise of Rights, together with the Deposit and Transfer Documents (if applicable), was properly completed, duly executed and timely received (inclusive of Permitted Transferees, each an "Electing Holder") of the Debtor's acceptance of its Notice of Exercise of Rights, the number of Rights to which such Electing Holder is entitled to exercise, the Purchase Price (as defined below) with respect thereto and, other than with respect to Allowed Holders, notice of the date on which the Balance (as defined below) is required to be received by the Debtor (such notice, a "Notice of Acceptance").

                  No fractional Rights can be exercised under the Wellspring Rights Offering. When any calculation under the Wellspring Rights Offering would otherwise result in an allocation of Rights that is not a whole number, the actual allocation of Rights will be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total Rights allocated to Electing Holders will be adjusted as necessary to account for rounding.

                  Each Electing Holder's payment for its share of the Subscribed Rights shall be in an amount equal to the product of the Rights Exercise Price and the number of Subscribed Rights indicated in the Notice of Acceptance for such Electing Holder (the "Purchase Price") less the amount of such Electing Holder's Deposit, if any, and any interest actually earned thereon (the "Balance"). Payment by any Allowed Holder of the Purchase Price shall be made in the form of an offset against any Cash distributions to be received by such Electing Holder on account of its Allowed Class 3A Claims under the Plan.

                  Payment of the Balance shall be due on the date specified in the Notice of Acceptance (such date, the "Payment Date"), which date shall be no earlier than the date on which the Confirmation Hearing on the Plan shall be held. The Confirmation Hearing is currently scheduled for January 13, 2000. Payment of the Balance must be made by wire transfer of immediately available funds to the Debtor's account identified in the Notice of Acceptance or by certified check delivered to the Debtor's address identified in the Notice of Acceptance, in each case so as to be received by the Debtor no later than 5:00 p.m. Atlanta, Georgia time on the Payment Date. Amounts received by the Debtor constituting all or a portion of the Purchase Price shall be held in an interest bearing segregated account until the Effective Date.

                  In the event that any Electing Holder (other than an Allowed Holder) shall fail to deliver the Balance to the Debtor on or before the Payment Date, such Electing Holder (other than an Allowed Holder) shall be deemed to have waived its right to participate in the Wellspring Rights Offering and the Debtor's acceptance of its Exercise Notice shall be automatically rescinded and of no further force and effect without the need for any further notice, and such Deposit shall be irrevocably retained by Reorganized Paragon. In the event the Court does not confirm the Plan or the Effective Date does not occur, the Wellspring Rights Offering shall be automatically rescinded without notice and of no further force and effect, and any monies received by the Debtor in connection with the Wellspring Rights Offering, and any interest actually earned thereon, shall promptly be returned to the applicable Electing Holders. There will be no further adjustments to the amounts provided in the Notice of Acceptance.

                  Subject to the Exercise Limitation, the right of any Eligible Holder to purchase the Rights can be transferred at any time up to earlier of
(x) the date such Eligible Holder has exercised Rights and (y) the Voting Deadline upon receipt by the Debtor or Voting Agent, as applicable, on or before the Voting Deadline at one of the addresses set forth above (i) a duly executed assignment agreement or any other evidence of the transfer satisfactory to the Proponents in their sole, but reasonable, discretion, TOGETHER WITH A CERTIFICATE EXECUTED BY BOTH THE TRANSFEREE AND THE TRANSFEROR CERTIFYING THAT THE TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS SUCH TERM IS DEFINED IN RULE 144A OF THE SECURITIES AND EXCHANGE COMMISSION (A "PERMITTED TRANSFEREE"), (ii) a duly executed Exercise Notice and (iii) the Deposit in respect thereof. The documents identified in clause (i) in the preceding sentence shall be referred to herein as the "Transfer Documents." Any assignment not in conformity with this paragraph and the Instructions attached hereto shall be void and of no force and effect.


                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                  The undersigned hereby irrevocably elects to exercise the number of Rights indicated below on the terms and subject to the conditions set forth in the Plan and the Disclosure Statement.

                  Upon the Effective Date of the Plan in accordance with the distribution procedures set forth therein and proper and timely receipt of the Purchase Price, please issue a certificate representing New Common Stock as contemplated above in the name(s) of the undersigned and mail the same to the address of the Eligible Holder(s) or Permitted Transferee(s) appearing above.

                  The number of Rights that the Eligible Holder(s) or Permitted Transferee(s) wish(es) to exercise and the Purchase Price payable in respect thereof must be indicated in the appropriate boxes below.



 Number of Rights to be purchased:
                                  ---------------------
 Purchase Price
        (the product of the Number
        of Rights to be exercised and $10.00):     $
                                                    ---------------------
 Deposit Payable (if any)
        (10% of the Purchase Price)                $
                                                    ---------------------

* If the number of Rights to be exercised has not been indicated, or if the Deposit payment delivered to the Voting Agent is not sufficient for the number of Rights indicated above, the Eligible Holder(s) or Permitted Transferee(s) will be deemed to have elected the maximum number of Rights for which a Deposit was made, or in the case of an Allowed Holder who is not required to submit a Deposit, such Allowed Holder's Pro Rata Share of the Rights.

                                PLEASE SIGN HERE
                           (See instructions 4 and 5)





X
   -----------------------------------------------------------------------
       Signature(s) of Eligible Holder(s) Fed. Tax ID No.       Date
       or Permitted Transferee(s)



X
   -----------------------------------------------------------------------
       Signature(s) of Eligible Holder(s) Fed. Tax ID No.       Date
       or Permitted Transferee(s)

 Telephone Number:  (     )
                     -----  ---------------------------

          If signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the following information.





 Name(s):
         --------------------------
         --------------------------

                             (Please Type or Print)

 Capacity:
          -------------------------

 Address:
         --------------------------
         --------------------------
         --------------------------
         -------------------------- (Include Zip Code)







NOTE: THE FOLLOWING MUST BE COMPLETED AND SIGNED IF THE ELIGIBLE HOLDER IS A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE HOLDER THAT HELD ALLOWED CLASS 3A CLAIMS FOR ONE OR MORE BENEFICIAL OWNERS ON THE
RECORD DATE. See Instruction 5.

                          NOMINEE HOLDER CERTIFICATION

       The undersigned is a broker, dealer, commercial bank, trust company or other nominee which held Allowed Class 3A Claims of record as of the close of business on November 1, 1999 for the account of one or more beneficial owners (indicated below by number without identifying any such beneficial owner), and hereby certifies to the Debtor and the Voting Agent that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below:

                      ATTACH ADDITIONAL LISTS AS NECESSARY


                     Beneficial Owner         Number of Rights
                          Number           Exercised on Behalf of
                                           Such Beneficial Owner



                             1
                                                  --------

                             2
                                                  --------

                             3
                                                  --------

                             4
                                                  --------

                             5
                                                  --------

                             6
                                                  --------

                             7
                                                  --------

                             8
                                                  --------

                             9
                                                  --------

                            10
                                                  --------


PLEASE SIGN AND DATE HERE:



     NAME OF NOMINEE HOLDER         FED. TAX ID NO.           DATED:
     ----------------------         ---------------           -----




By:
   --------------------             --------------------           ------
   Name:
        ------------------
   Title:
         -----------------

                                  INSTRUCTIONS


1. GENERAL. For the Rights to be validly exercised, a properly completed and duly executed Notice of Exercise (or a properly completed and duly executed photocopy thereof) must be received by the Voting Agent prior to 5:00 p.m., Atlanta, Georgia time, on the Voting Deadline at one of the addresses set forth in Notice of Exercise, together with payment in full of the Deposit (if applicable) in accordance with paragraph 2 below and receipt of the Transfer Documents (if any) in accordance with paragraph 8 below. All Rights that are to be exercised by the Eligible Holder or its Permitted Transferee named herein must be exercised concurrently pursuant to this Notice of Exercise. RIGHTS MAY NOT BE EXERCISED BY YOU OR YOUR PERMITTED TRANSFEREE UNLESS YOU HELD AS OF THE CLOSE OF BUSINESS ON NOVEMBER 1, 1999 (THE "RECORD DATE") A CLASS 3A CLAIM THAT HAS BEEN ALLOWED FOR PURPOSES OF VOTING ON THE PLAN. Do not send this Notice of Exercise directly to the Debtor.



2.               METHOD OF PAYMENT OF PURCHASE PRICE.

                 (a) Payment by any Allowed Holder of the Purchase Price shall be made in the form of an offset against any Cash distributions to be received by such Allowed Holder on account of its Allowed Class 3A Claims under the Plan.

                 (b)Concurrently with the execution and delivery of the Notice of Exercise, each Electing Holding (other than an Allowed Holder) must pay the Deposit by either wire transfer of immediately available funds to the Debtor's account identified below or by certified check payable to the Debtor delivered to the Voting Agent at one of the addresses set forth in the Notice of Exercise, in each case so as to be received by no later than 5:00 p.m., Atlanta, Georgia time, on the Voting Deadline. The Debtor's account into which the Deposit may be made is identified as follows:

                 Paragon Trade Brands Rights Offering Account
                 Account No. 323871836

                 The Chase Manhattan Bank, NA
                 One Chase Manhattan Plaza
                 New York, NY 10081

                 ABA No. 021000021

                 (c) Payment of the Balance by any Electing Holder (other than an Allowed Holder) shall be due on the date specified in the Notice of Acceptance (such date, the "Payment Date"), which date shall be no earlier than the date scheduled for the Confirmation Hearing. Payment of the Balance must be made by wire transfer of immediately available funds to the Debtor's account identified in the Acceptance Notice or by certified check delivered to the Debtor's address identified in the Acceptance Notice, in each case so as to be received by no later than 5:00 p.m., Atlanta, Georgia time, on the Payment Date.

3. METHOD OF DELIVERY. The method of delivery of the Notice of Exercise and payment of the Purchase Price will be at the election and risk of the Eligible Holder, but if sent by mail, it is recommended that the Notice of Exercise and the Purchase Price be sent by registered mail, with return receipt requested, and that a sufficient number of days be allocated to ensure timely receipt.

4. SIGNATURE(S). Each of the signatures on this Notice of Exercise must be that of an Eligible Holder or its Permitted Transferee. If any Allowed Class 3A Claims were held of record as of the close of business on the Record Date by two or more persons, all such persons must sign this Notice of Exercise. In all other cases, it will be necessary for each Eligible Holder or Permitted Transferee to complete, sign and submit a separate Notice of Exercise. If this Notice of Exercise is signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Debtor of the authority of such person to so act must be submitted with this Notice of Exercise.

5. ALLOWED CLASS 3A CLAIMS HELD BY NOMINEES. Only holders of record (or their Permitted Transferees) as of the close of business on the Record Date of Class 3A Claims that have been Allowed for purposes of voting on the Plan may exercise the Rights. Therefore, brokers, dealers, commercial banks, trust companies and other persons that as of the close of business on the Record Date held Allowed Class 3A Claims for the account of others, should notify the respective beneficial owners of such Allowed Class 3A Claims as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the exercise of the Rights. Beneficial owners of Allowed Class 3A Claims held through such a nominee holder should contact such nominee holder and request such nominee holder to effect transactions in accordance with the beneficial owner's instructions. If the beneficial owner so instructs, such nominee holder should complete a Notice of Exercise and submit it to the Voting Agent, together with the Deposit and any Transfer Documents, as appropriate.

                 Each broker, dealer, commercial bank, trust company or other nominee holder that held Allowed Class 3A Claims as of the close of business on the Record Date for one or more beneficial owners must certify to the Debtor the number of Rights exercised on behalf of each beneficial owner.

6. DETERMINATIONS. All determinations as to proper completion, due execution, timeliness, eligibility, prorating and other matters affecting the validity or effectiveness of any attempted exercise of any Rights will be made by the Proponents in their reasonable discretion in accordance with the procedures set forth herein and in the Plan, whose determination will be final and binding. The Proponents, in their sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as they may determine or reject the purported exercise of any Right that is subject to any such defect or irregularity. Deliveries required to be received by the Voting Agent and/or Debtor in connection with a purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Voting Agent and/or the Debtor, as the case may be, in accordance with the instructions set forth herein or in the Notice of Acceptance shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Proponents may determine in their sole discretion. Neither the Debtor, Reorganized Paragon, the Proponents nor any other Person will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Plan and Disclosure Statement and this Notice of Exercise should be directed to Willkie Farr & Gallagher, counsel to the Debtor, at the address or telephone number set forth below.

8. TRANSFERABILITY. Subject to the Exercise Limitation, the Rights can be transferred by an Eligible Holder at any time up to the earlier of (x) the date such Eligible Holder has exercised Rights and (y) the Voting Deadline upon receipt by the Voting Agent on or before 5:00 p.m., Atlanta, Georgia time, on the Voting Deadline at one of the addresses set forth above of a duly executed assignment agreement, or any other evidence of the transfer satisfactory to the Proponents in their sole discretion, TOGETHER WITH A CERTIFICATE EXECUTED BY BOTH THE TRANSFEREE AND THE TRANSFEROR CERTIFYING THAT THE TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS SUCH TERM IS DEFINED IN RULE 144A OF THE SECURITIES AND EXCHANGE COMMISSION. Any assignment not in conformity herewith shall be void and of no force and effect.


                                 -------------

                  Any questions or requests for assistance or additional copies of the Plan and Disclosure Statement and this Notice of Exercise may be directed to Debtor's counsel at the address or telephone number set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.


                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                            New York, New York 10019
                         Attn: Daniel McElhinney, Esq.
                          (Telephone No. 212-728-8000)